UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed on October 19, 2022, Zymeworks BC Inc. (“Zymeworks”), a subsidiary of Zymeworks Inc. (the “Company”) entered into a License and Collaboration Agreement (the “License and Collaboration Agreement”) with Jazz Pharmaceuticals Ireland Limited (“Jazz”), granting Jazz exclusive rights to develop and commercialize Zymeworks’ proprietary bispecific HER2 antibody product candidate known as zanidatamab throughout the world, but excluding the People’s Republic of China, Australia, New Zealand, Kazakhstan, Kyrgyzstan, Tajikistan, Turkmenistan, Uzbekistan, Hong Kong, Taiwan, Macau, Mongolia, South Korea, Brunei Darussalam, Cambodia, Indonesia, Papua New Guinea, Lao People’s Democratic Republic, Malaysia, Myanmar, Philippines, Singapore, Thailand, Timor-Leste, and Vietnam.

On November 29, 2022, the Company issued a press release announcing that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), for the License and Collaboration Agreement has expired. The expiration or termination of the waiting period under the HSR Act was a condition to the Company’s receipt of a $50.0 million non-refundable upfront payment from Jazz as part of the License and Collaboration Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 29, 2022.

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: November 29, 2022	By:	/s/ Neil Klompas
	Name: Title:	Neil Klompas President and Chief Operating Officer

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